EXHIBIT A
                   RESOLUTION WITHOUT MEETING OF SHAREHOLDERS
     TO INCREASE IN NUMBER OF AUTHORIZED SHARES OF SILVERADO FINANCIAL, INC.
________________________________________________________________________________

Pursuant to NRS 78.320(2) The Board of Directors proposes that the shareholders authorize the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 20,000,000 shares with a par value of $0.001 per share to 100,000,000 shares with a par value of $0.001 and an increase of the authorized preferred shares from 1,000,000 to 5,000,000 with a par value of $0.20 per share. The purpose of the proposed increase is to permit the Company to issue shares for the acquisition of Core One Mortgage and potential future acquisitions, employee stock incentive programs and raising additional capital to fund growth. Silverado Financial's Board of Directors approved the proposed increase to the authorized shares on April 8, 2005.

The Board believes that the proposed increase to the authorized common and preferred stock will help continue the current growth and provide management with the necessary shares to acquire additional companies, which management believes will increase shareholder value; provide shares as incentives to employees for meeting and/or exceeding growth goals and provide shares for flexibility in financing current and future growth of the underlying mortgage business.

Based on figures as of June 1, 2005, 19,835,524 common shares are issued and outstanding out of the 20,000,000 authorized. Preferred shares have 100,000 issued and outstanding and a total authorization of 1,000,000 shares.

Unless deemed advisable by the Board, no further shareholder authorization would be sought for the issuance of such additional authorized shares. Such shares could be used for general corporate purposes, including future financings or acquisitions. Except as noted above, but not limited to, the Board of Directors has no immediate plans, intentions, or commitments to issue additional shares of common stock for any purpose, including rendering more difficult or discouraging a merger, tender offer, proxy contest or other change in control of the Company.


      Your Board of Directors recommends a vote FOR the following proposal:

Resolved that the Company's Articles of Incorporation are herby amended as follows:

Section 3.A.

          "A. General Authorization "

          The aggregate number of shares which the corporation is authorized to issue is 105,000,000 shares, consisting of: (1) 100,000,000 shares of common stock having a par value of $0.01 per share; and (2) 5,000,000 shares of preferred stock having a par value of $0.20 per share."



       _________________________________________________________________


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I,       _____________________________________________________________       the
undersigned, as owner of _____________________  shares of common voting stock in
Silverado    Financial     Incorporated,     represented    by    certificate(s)
_____________________________ hereby votes in favor of amending the articles of incorporation to increase the authorized common shares to 100,000,000 and to increase the authorized preferred shares to 5,000,000.This _________ day of June 2005, in he City of____________ State of_____________ .


Address: _______________________________________________________________________


________________________________________________________________________________





SIGNATURE: _________________________________


Print Name: ___________________________________


Witness: ______________________________________


Dated June 1-July 7, 2005

                                    CONSENTING
                                    MAJORITY SHAREHOLDERS:

                                    /s/ John Hartman
                                    --------------------------
                                    John Hartman

                                    /s/ Sean Radetich
                                    --------------------------
                                    Sean Radetich

                                    /s/ Albert Golusin
                                    --------------------------
                                    Albert Golusin

                                    /s/ Peter Barkman
                                    --------------------------
                                    Peter Barkman

                                    /s/ Richard E. Hartman
                                    --------------------------
                                    Richard E. Hartman

                                    /s/ David Kahn
                                    --------------------------
                                    David Kahn

                                    /s/ Uwe Walctzko
                                    --------------------------
                                    Uwe Walctzko

                                    /s/ Michael Graganni
                                    --------------------------
                                    Michael Graganni

                                    /s/ Dominick M. Conti
                                    --------------------------
                                    Dominick M. Conti

                                    /s/ V. A. Bishop
                                    --------------------------
                                    V. A. Bishop

                                    /s/ Alix Holloway
                                    --------------------------
                                    Alix Holloway

                                    /s/ Mark Stream
                                    --------------------------
                                    Mark Stream

                                    /s/ Michael Thorp
                                    --------------------------
                                    Michael Thorp

                                    /s/ George Gummow
                                    --------------------------
                                    George Gummow

                                    /s/ Alex F. Bentley
                                    --------------------------
                                    Alex F. Bentley

                                    /s/ Stephen Hohener
                                    --------------------------
                                    Stephen Hohener

                                    /s/ Fred Murowski, Jr.
                                    --------------------------
                                    Fred Murowski, Jr.

                                    /s/ Jerry Berkson
                                    --------------------------
                                    Jerry Berkson

                                    /s/ Gerald Coulter
                                    --------------------------
                                    Gerald Coulter

                                    /s/ Kelly D. Hartley
                                    --------------------------
                                    Kelly D. Hartley

                                    /s/ Jerry D. Hartley
                                    --------------------------
                                    Jerry D. Hartley

                                    /s/ Jacquelyn Hartley
                                    --------------------------
                                    Jacquelyn Hartley

                                    /s/ Martin Fisher
                                    --------------------------
                                    Martin Fisher

                                    /s/ Shahla Radetich
                                    --------------------------
                                    Shahla Radetich

                                    /s/ James Radetich
                                    --------------------------
                                    James Radetich

                                    /s/ Diane Lipska
                                    --------------------------
                                    Diane Lipska

                                    /s/ Ben Lipska
                                    --------------------------
                                    Ben Lipska

                                    /s/ Steven Nelson
                                    --------------------------
                                    Steven Nelson

                                    /s/ Melanie So
                                    --------------------------
                                    Melanie So

                                    /s/ Russell R. Ford
                                    --------------------------
                                    Russell R. Ford

                                    /s/ Duane Sherry
                                    --------------------------
                                    Duane Sherry

                                    /s/ Thomas Melillo
                                    --------------------------
                                    Thomas Melillo

                                    /s/ Lee Peter Stamboller
                                    --------------------------
                                    Lee Peter Stamboller

                                    /s/ Robert Krushnisky
                                    --------------------------
                                    Robert Krushnisky

                                    /s/ Odyssey Advisors, LLC
                                    --------------------------
                                    Odyssey Advisors, LLC

                                    /s/ Lynn Rett
                                    --------------------------
                                    Lynn Rett


________________________________________________________________________________


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